Calculation of Filing Fee Tables
S-8
Sinclair, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	457(a)	4,000,000	$ 15.20	$ 60,800,000.00	0.0001381	$ 8,396.48
Total Offering Amounts:						$ 60,800,000.00		$ 8,396.48
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,396.48
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Estimated solely for the purpose of calculating the registration fee, based on the average ($15.20 per share) of the high ($15.49 per share) and low ($14.91 per share) prices of Sinclair, Inc. Class A Common Stock on the NASDAQ Stock Market's Global Select Market on March 4, 2026, which date is within five business days prior to filing this Registration Statement, in accordance with Rule 457(h) and Rule 457(c). (3) Represents a 4,000,000 increase in the number of shares reserved for issuance under the Registrant's 401(k) Retirement Savings Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A